Exhibit 32.1

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Standard Microsystems Corporation (the Company), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended November 30, 2009 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ CHRISTINE KING
(signature)
Christine King President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ KRIS SENNESAEL
(signature)
Kris Sennesael Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: January 7, 2010